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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement (Form S-4 No. 33-64911) of Advanced Micro Devices, Inc. pertaining to the 1995 Employee Stock Purchase Plan of NexGen, Inc., the 1995 Stock Plan of NexGen, Inc., as amended, and the NexGen, Inc. 1987 Employee Stock Plan, of our report dated January 5, 1995, except for the first paragraph of Note 14, as to which the date is January 11, 1995; the fourth paragraph of Note 5, as to which the date is February 10, 1995; and the fourth paragraph of Note 6, as to which the date is February 16, 1995, with respect to the consolidated financial statements of Advanced Micro Devices, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended December 25, 1994, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                               /s/ Ernst & Young LLP

San Jose, California
January 16, 1996